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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): July 13, 2004


                            NATIONAL CITY CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


               Delaware                             1-10074                          34-1111088
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     (State or Other Jurisdiction               (Commission File                   (IRS Employer
           of Incorporation)                         Number)                     Identification No.)


               1900 East Ninth Street, Cleveland, Ohio                               44114-3484
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              (Address of Principal Executive Offices)                               (Zip Code)


                                 (216) 222-2000
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              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

         National Processing, Inc. and Bank of America today announced a definitive agreement has been reached for Bank of America to purchase all of the outstanding shares of National Processing for $1.4 billion in cash, or $26.60 per share.

         National Processing, a public company, is 83 percent owned by National City Corporation. The sale resulted from a review of various strategic alternatives undertaken by National Processing's Board of Directors and is supported by National City.

         The newly combined Bank of America Merchant Services will be headquartered in Louisville, KY, where National Processing is currently based. The merger is subject to the approval of National Processing's shareholders, regulatory approvals and other customary conditions and is expected to close in the fourth quarter of 2004.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Businesses Acquired:  Not applicable

(b) Pro Forma Financial Information:  Not applicable

(c) Exhibits:     99.1 - News Release
                  99.2 - Agreement and Plan of Merger
                  99.3 - Service and Sponsorship Agreement
                  99.4 - Master Referral Agreement
                  99.5 - Shareholders Agreement



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                National City Corporation

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                                                      (Registrant)


Dated: July 13, 2004                            By /s/ Carlton E. Langer

                                                -------------------------------
                                                Carlton E. Langer
                                                Senior Vice President and
                                                Assistant General Counsel